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                                                                    EXHIBIT 13.2

                      AMENDED AND RESTATED PLEDGE AGREEMENT


         THIS AMENDED AND RESTATED PLEDGE AGREEMENT, effective as the 17th day of April, 2001 (this "Pledge Agreement"), by and among James C. Richardson, Jr. ("Richardson"), PF Management, Inc. a North Carolina corporation with principal offices in Hickory, North Carolina, ("PFM"), Charles F. Connor, Jr., (the "Pledgee"), and T. Stewart Gibson, as agent for the Pledgee (the "Agent")

                                   WITNESSETH:

         WHEREAS, Richardson and the Pledgee have heretofore entered into a Pledge Agreement dated January 31, 2000 (the "Original Pledge Agreement"), pursuant to which Richardson pledged to the Pledgee 422,011 shares (the "Pledged Shares") of the common stock of Fresh Foods, Inc. (which subsequently changed its name to "Pierre Foods, Inc." and is hereinafter referred to as "Pierre Foods"), to secure Richardson's obligations thereunder and under a promissory note dated January 31, 2000 from Richardson to the Pledgee in the original principal amount of $3,598,910.06 (the "Note"); and

         WHEREAS, contemporaneously herewith, Richardson is transferring and assigning to PFM all of Richardson's rights in and to the Pledged Shares, subject to the pledge thereof and security interest therein granted pursuant to the Original Pledge Agreement, as amended and restated by this Pledge Agreement, and PFM is assuming all of the obligations of Richardson under the Note and this Pledge Agreement (the "Pledgor Obligations," as further defined in Section 2 hereof) pursuant to an Assumption Agreement among Richardson, PFM and the Pledgee dated the date hereof (the "Assumption Agreement"), provided that Richardson shall continue to be fully liable for such Pledgor Obligations, jointly and severally with PFM (Richardson and PFM collectively being referred to in this Pledge Agreement, jointly and severally, as the "Pledgor"); and

         WHEREAS, contemporaneously herewith, the Pledgor and the Pledgee have caused a certificate or certificates for the Pledged Shares to be issued, registered in the name of PFM, and such certificate or certificates, together with a stock power duly endorsed in blank with signatures guaranteed and a certified resolution of the Board of Directors of PFM authorizing such endorsement, to be delivered to the Agent to be held by him as agent for the Pledgee hereunder; and

         WHEREAS, as a condition precedent to the transfer of the Pledged Shares and the assumption of the Pledgor Obligations and as an inducement to the Pledgee for permitting such transfer and assumption, and to facilitate such transfer and assumption and provide for the addition of PFM as a party hereto, the Pledgor has agreed to amend and restate the Original Pledge Agreement to be as set forth in this Pledge Agreement.

         NOW, THEREFORE, the parties hereto do hereby agree that the Original Pledge Agreement is hereby amended and restated to be as set forth in this Pledge Agreement, and hereby agree as follows:


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         1.       Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges and assigns to the Pledgee, and grants to the Pledgee, a continuing first priority security interest in, any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                  (a) Pledged Shares. The 422,011 shares of the issued and outstanding capital stock of Pierre Foods owned by the Pledgor as described on Exhibit A attached hereto (being the same shares pledged pursuant to, and referred to as the "Shares" in, the Original Pledge Agreement), together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of capital stock described in (i) and (ii) below, the "Pledged Shares"), including, but not limited to, the following:

                           (i) all shares, securities or certificates representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of the Pledged Shares;

                           (ii) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which Pierre Foods is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger; and

                           (iii) except as otherwise provided herein, all other dividends and distributions on or with respect to, and all securities, cash or other property issued in exchange or substitution for, the Pledged Shares or any of the foregoing.

                  (b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form, including cash distributions or sums received attributable to the Pledged Shares, excepting Ordinary Dividends (as defined in Section 9(f)) to the extent such Ordinary Dividends are expressly permitted to be retained by the Pledgor pursuant to Section 9(f).

         2. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral of the Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"):

                  (a) the Note and all obligations of the Pledgor thereunder;

                  (b) all obligations of the Pledgor under this Pledge Agreement; and


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                  (c)      all expenses and charges, legal and otherwise,
         reasonably incurred by the Agent and/or the Pledgee in collecting or enforcing the Note or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

         3. Delivery of the Pledged Collateral. The Pledgor hereby agrees that:

                  (a) Delivery of Certificates. The Pledgor shall deliver to the Agent, for the benefit of the Pledgee, (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares, receipt of which is hereby acknowledged by the Agent, and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates and instruments constituting Pledged Collateral. Prior to delivery to the Agent, all such certificates and instruments constituting Pledged Collateral of the Pledgor shall be held in trust by the Pledgor for the benefit of the Pledgee pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, with all necessary endorsements and all such assurances and other documents as may be necessary, or reasonably requested by the Pledgee or the Agent, to provide for the prompt and effective transfer thereof.

         (b) Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any
         (i) stock certificate or other certificate evidencing an ownership interest, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities or other certificate evidencing an ownership interest; or (iv) distributions of securities or other certificate evidencing an ownership interest in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such security, certificate, instrument, option, right or distribution in trust for the benefit of the Pledgee, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent for the benefit of the Pledgee in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, with all necessary endorsements and all such assurances and other documents as may be necessary, or reasonably requested by the Pledgee or the Agent, to provide for the prompt and effective transfer thereof, to be held by the Agent for the benefit of the Pledgee as Pledged Collateral and as further collateral security for the Pledgor Obligations.

                  (c) Financing Statements. The Pledgor shall execute and deliver to the Agent or the Pledgee such UCC or other applicable financing statements as may be reasonably requested by the Agent or the Pledgee in order to perfect and protect the security interest created hereby in the Pledged Collateral.


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         4.       Representations and Warranties. The Pledgor hereby represents and warrants to the Agent, for the benefit of the Pledgee, that so long as any of the Pledgor Obligations remain outstanding:

                  (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable, and are not subject to preemptive rights. All other shares of capital stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable, and not subject to preemptive rights.

                  (b) Title. The Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any pledges, hypothecations, liens, security interests, charges, options, restrictions or other encumbrances (collectively "Liens"), except the security interest created by this Pledge Agreement (the "Permitted Lien"). There exists no "adverse claim" within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of North Carolina (the "UCC") with respect to the Pledged Shares.

                  (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.

                  (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Agent or the Pledgee of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities),

                  (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Pledgee in the Pledged Collateral. The taking of possession by the Agent of the certificates representing the certificated Pledged Shares and all other certificates and instruments constituting the Pledged Collateral will perfect and establish the first priority of the Pledgee's security interest in the certificated Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Pledgor Obligations. The Pledged Shares are represented by certificated shares. In the event any securities or other items of investment property constituting the Pledged Collateral are uncertificated, the Pledgor agrees to take all action, or permit the Agent to take such action, as necessary or reasonably requested by the Pledgee to certificate such securities or other investment property or as may be necessary or reasonably requested by the Pledgee to perfect an established first priority security interest therein.

         5. Covenants. The Pledgor hereby covenants that, so long as any of the Pledgor Obligations remain outstanding, the Pledgor shall:


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                  (a)      Books and Record . Mark its books and records to
         reflect the security interest granted to the Pledgee pursuant to this Pledge Agreement.

                  (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of the Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for the Permitted Lien, and not sell, exchange, transfer, assign, or otherwise dispose of the Pledged Collateral or any interest therein.

                  (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent or the Pledgee may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including without limitation any and all action necessary to satisfy the Agent or the Pledgee that the Pledgee has obtained a first priority perfected security interest in any capital stock); (ii) enable the Agent or the Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (iii) otherwise effect the purposes of this Pledge Agreement, including without limitation and if requested by the Agent or the Pledgee, delivering to the Pledgee irrevocable proxies in respect of the Pledged Collateral.

                  (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral.

                  (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission (the "SEC") and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.

                  (f) Reimbursement of Expenses. Upon demand by the Pledgee, the Pledgor shall reimburse the Pledgee for all expenses incurred by the Pledgee in connection with his entering into this Pledge Agreement and the Assumption Agreement and the transfer of the Pledged Shares to PFM, including without limitation the reasonable fees and expenses of the Pledgee's counsel and the costs and expenses and reasonable counsel fees incurred by the Pledgee in connection with any amendment to his filings with the SEC required in connection therewith.

         6. Advances by Pledgee. On failure of the Pledgor or the Agent to perform any of the covenants and agreements contained herein, the Pledgee may perform the same and in so doing may expend such sums as the Pledgee may reasonably deem advisable in the performance thereof and for the protection of the security hereof. All such sums and amounts so expended by the Pledgee shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor and shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate specified in the Note. No such performance of any covenant or agreement by the Pledgee on behalf of the Pledgor, and no such advance or


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expenditure therefor, shall relieve the Pledgor of any default under the term of this Pledge Agreement or the Note.

         7. Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder and under the Note:

                  (a) The failure to make any payment or prepayment of principal of or interest on the Note after the same becomes due, unless such failure is cured within ten (10) days from the due date; or

                  (b) The failure of Richardson to maintain life insurance on his life in an amount at least equal to the outstanding principal balance of the Note with an appropriate collateral assignment of such policy and the proceeds thereof reasonably satisfactory to the Pledgee to secure payment of the Note, subject to no other liens, encumbrances or adverse claims (the "Collateral Assignment"); or

                  (c) The failure of the Pledgor to perform any other obligations under this Pledge Agreement or the Note, or the failure of Richardson to perform any other obligations under the Collateral Assignment, unless such failure is cured within fifteen (15) days after notice thereof is given to the Pledgor; or

                  (d) The failure of Richardson to perform any of his obligations under his Guaranty Agreement dated January 31, 2000 in favor of the Pledgee (the "Guaranty Agreement"), unless such failure is cured within fifteen
(15) days after notice thereof is given to the Pledgor; or

                  (e) The commencement of any proceedings by or against Richardson or PFM as debtor, under any applicable bankruptcy, insolvency or similar laws for the relief of debtors, other than an involuntary proceeding that is dismissed within 60 days after commencement, or any general assignment by Richardson or PFM for the benefit of creditors, or any other action taken by Richardson or PFM or their creditors resulting in the marshalling of either of their assets and liabilities to pay creditors.

         8.       Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and notice thereof from the Pledgee, the Agent shall deliver to the Pledgee the Pledged Collateral and the Pledgee shall, in addition to the rights and remedies provided herein, in the Note or by law, have the rights and remedies of a secured party under the UCC or any other applicable law.

                  (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Pledgee may, in his sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such


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         other terms as the Pledgee may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Pledgee may in such event, bid for the purchase of such securities or certificates. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor at least 10 days before the time of such sale. The Pledgee shall not be obligated to make any sale of Pledged Collateral of the Pledgor regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities or certificates constituting Pledged Collateral and that the Pledgee may, therefore, determine to make one or more private sales of any such securities or certificates to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or certificates for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay sale of any such securities or certificates for the period of time necessary to permit the issuer of such securities or certificates to register such securities or certificates for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Pledgee may, in such event, bid for the purchase of such securities or certificates.

                  (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Pledgee, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, may retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Pledgee shall have provided such notices, however, the Pledgee shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.


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                  (e)      Deficiency. In the event that the proceeds of any
         sale, collection or realization, after the payment of all expenses of retaking, holding, preparing for disposition, processing and disposing of the Pledged Collateral, are insufficient to pay all amounts to which the Pledgee is legally entitled, the Pledgor shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in the Note, together with the costs of collection and the reasonable fees of any attorneys employed by the Pledgee to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         9.       Miscellaneous.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, the Pledgor hereby designates and appoints each of the Agent, on behalf of the Pledgee, and the Pledgee, irrevocably and with power of substitution, as the Pledgor's agent and attorney-in-fact with authority to take any or all of the following actions (with the Agent, acting alone, to have all such authority for so long as no Event of Default has occurred and is continuing and provided the Agent shall not have failed or refused to exercise such authority after having been directed by the Pledgee in writing to do so, and with the Pledgee, acting alone, to have all such authority upon and during the continuation uncured of any Event of Default, or at any other time if the Agent shall have failed or refused to exercise such authority after having been directed by the Pledgee in writing to do
         so):

                           (i) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent (or the Pledgee, once the Pledged Collateral is required to be delivered to the Pledgee) or as the Agent or Pledgee shall direct;

                           (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

                           (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

                           (iv) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent or the Pledgee may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (v) to do and perform all such other acts and things as the Agent or the Pledgee may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.


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         This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Pledgor Obligations remain outstanding. The Agent and the Pledgee shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent and the Pledgee in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent and the Pledgee shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct or its failure to perform the specific duties expressly set forth in this Pledge Agreement. This power of attorney is conferred on the Agent and the Pledgee solely to protect, preserve and realize upon its security interest in Pledged Collateral.

                  (b) Limited Responsibility of Agent. Prior to an Event of Default, the Agent shall not effect or permit any sales, exchanges or other dispositions of the Pledged Collateral without the prior written consent of the Pledgee and Pledgor. Notwithstanding anything hereunto the contrary, other than safeguarding and preserving the Pledged Collateral and delivering it as herein provided, the Agent will have no responsibility to take any action under this Agreement unless its reasonable fees for commencing and completing such action have been paid in advance by either the Pledgor or the Pledgee (but, if paid by the Pledgee, the Pledgor shall promptly reimburse the Pledgee therefor). The Agent shall have no duty to investigate or make any determination as to whether an Event of Default exists under the Note and shall comply with the instructions accompanying a notice of default from the Pledgee without regard to whether the Agent believes such a default exists. The Pledgor hereby agrees to indemnify and hold harmless Agent against any and all claims, causes of action, liabilities, and damages, including without limitation, in and all court costs and reasonable attorneys fees, in any way related to or arising out of or in connection with this Pledge Agreement or any action taken or not taken pursuant hereto, except to the extent cause by Agent's gross negligence or willful misconduct.

                  (c) Resignation and Removal. The Agent reserves the right to resign as the Agent under this Agreement, such resignation to be effective upon ten (10) days written notice thereof given to the Pledgor and the Pledgee. In addition, the Pledgee may remove the Agent if the Agent for any reason shall cease to be licensed as an active member of the North Carolina State Bar, and any court of competent jurisdiction may remove the Agent at the motion of any other party to this Pledge Agreement if the court shall determine that such removal is warranted due to the inability, by reason of his physical, mental or emotional health, of the Agent to perform its duties hereunder or the other failure or refusal of the Agent to perform such duties. Upon the resignation, removal or death of the Agent, the Pledgee shall appoint a successor Agent to succeed to all of the rights and obligations of the Agent hereunder, which successor Agent shall be an active member of the North Carolina State Bar unless the Pledgor and the Pledgee shall otherwise agree. Upon notification of the appointment of a successor Agent by the Pledgee, the Agent shall deliver all Pledged Collateral to said successor Agent, and shall thereafter have no further responsibility or obligations hereunder. In the event the successor Agent is not appointed within ten days after the Agent has given the requisite notice of resignation, or within ten days after the Agent has been removed, the Agent may, unless the Pledgor and the


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         Pledgee mutually agree to some other arrangement, at the Agent's election, either: (i) deliver all Pledged Collateral to the Pledgee, whereupon the rights and duties of the Agent shall devolve upon the Pledgee, or (ii) petition any court of competent jurisdiction to appoint a successor Agent and tender into the custody of such court pending such appointment all Pledged Collateral in its hands under the terms of this Pledge Agreement, and in either event shall thereafter be discharged from any further obligations hereunder.

                  (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Agent hereunder and the delivery of the Pledged Collateral as provided hereunder, the Agent shall have no other duty or liability. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry.

                  (e)      Voting Rights in Respect of the Pledged Collateral.

                           (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, PFM may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Note; and

                           (ii)     Upon the occurrence and during the
                  continuance of an Event of Default and notice thereof by the Pledgee, all rights of PFM to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Pledgee which shall then have the sole right to exercise such voting and other consensual rights.

                  (f)      Dividend Rights in Respect of the Pledged Collateral.

                           (i) So long as no Event of Default shall have occurred and be continuing, PFM may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) paid in respect of the Pledged Collateral to the extent such dividends are ordinary or regular periodic dividends paid on the Pledged Collateral and together with all other such dividends paid within the preceding twelve (12) months does not exceed 6% of the then fair market value of the Pledged Shares on which such dividend is paid (herein "Ordinary Dividends"); and all cash dividends other than Ordinary Dividends shall be paid to and held by the Agent or the Pledgor (as applicable) as additional Pledged Collateral hereunder.

                           (ii)     Upon the occurrence and during the
                  continuance of an Event of Default and notice thereof by the
                  Pledgee:

                                    (A)      all rights of the Pledgor to
                           receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon be vested in the Pledgee which shall then have the sole right to receive and hold as Pledged Collateral such dividends payments; and

                                    (B)      all dividend payments which are
                           received by the Pledgor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over and endorsed to the Pledgee as Pledged Collateral in the exact form received, to be held by the Pledgee as Pledged Collateral and as further collateral security for the Pledgor Obligations.

         10. Application of Proceeds . Upon the occurrence of and during the continuance of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Agent or the Pledgee, will be applied first to the reasonable costs and expenses of retaking, holding, preparing for disposition, processing and disposing of the Pledged Collateral (including reasonable attorneys' fees and legal expenses) and then to satisfaction of the Secured Obligations in such order as the Pledgee may determine, with any surplus to be paid to PFM or whoever may be lawfully entitled to receive such surplus. The Pledgor shall remain jointly and severally liable to the Pledgee for any deficiency.

         11.      Continuing Agreement.

                  (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long the Pledgor Obligations remain outstanding. Upon full and final indefeasible payment of the Pledgor Obligations, this Pledge Agreement shall be automatically terminated and the Pledgee shall, upon the request of the Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Upon full satisfaction of the Pledgor Obligations and notice of such satisfaction from the Pledgee, Agent shall promptly assign and deliver to PFM, or to such person or persons as PFM shall designate, all of the Pledged Collateral still held hereunder, accompanied by appropriate instruments of reassignment. Any such reassignment shall be without recourse to or warranty by the Pledgee or the Agent. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                  (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Agent or the Pledgee as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Pledgee in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

         12. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the written consent of the Pledgee and each other party hereto who is affected by such amendment, waiver, modification, change, discharge or termination. No waiver by the Pledgee of any rights hereunder at any time shall evidence any waiver of any other rights or any waiver of such rights at any other time. The Pledgee may release or grant waivers or other indulgences to either Richardson or PFM hereunder without releasing or granting waivers or other indulgences to the other, and no such release of Richardson or PFM or grant of a waiver or other indulgence to either thereof shall in any way impair or reduce the obligations of the other.

         13. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding jointly and severally upon Richardson and PFM as the Pledgor hereunder, their heirs, successors and assigns, and shall inure, together with the rights and remedies of the Agent and the Pledgee hereunder, to the benefit of the Agent and the Pledgee and their successors and permitted assigns; provided, however, neither PFM or Richardson may assign its rights or delegate its duties hereunder without the prior written consent of the Pledgee. To the fullest extent permitted by law, PFM and Richardson hereby release the Agent and the Pledgee, and their heirs, successors and permitted assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or the Pledgee, respectively, or their respective officers, employees or agents.

         14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be addressed to the respective parties at the following addresses (such party's "Notice Address"):

If to the Pledgee:            Charles F. Connor, Jr.
                              3238 West Main Street
                              Claremont, North Carolina  28610
                              Facsimile: (828) 459-0732

If to PFM or Richardson:      c/o PF Management, Inc.
                              Post Office Box 3967
                              Hickory, North Carolina  28603
                              Attn:  Brian D. Davis
                              Facsimile: (828) 324-7491

                              Street Address:  361 Second Street, NW
                                               Hickory, North Carolina  28601

If to the Agent:                    T. Stewart Gibson
                                    Battle, Winslow, Scott & Wiley, P.A.
                                    2343 Professional Drive
                                    Post Office Box 7100
                                    Rocky Mount, North Carolina  27804
                                    Facsimile:  (252) 937-8100

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

         Any such notice shall be deemed effectively given to a party on the first to occur of (a) the third business day after the date of mailing thereof, if mailed to such party by first class registered or certified United States mail, postage prepaid, addressed to such party at such party's Notice Address, or (b) the date on which such notice is actually delivered (whether by mail, courier, hand delivery, facsimile transmission or otherwise) to such party's Notice Address and addressed to such party, if such delivery occurs on a business day, or if such delivery occurs on a day which is not a business day, then on the next business day after the date of such delivery, or (c) the date on which such notice is actually received by such party (or, in the case of a party that is not an individual, actually received by the individual designated in the Notice Address of such party). For purposes of the preceding sentence, a "business day" is any day other than a Saturday, Sunday or legal holiday at the place where the Notice Address of the recipient is located.

         15. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         16. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         17. Governing Law. This Pledge Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the state of North Carolina.

         18. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, PFM, RICHARDSON, THE PLEDGEE AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS PLEDGE AGREEMENT, THE NOTE OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

         19. Severability. If any provision of any of the Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         20. Amendment and Restatement. This Pledge Agreement amends and restates, and thereby supersedes, the Original Pledge Agreement, but provides for the same pledge and security interest in the same collateral to secure the same obligations that were provided for under the Original Pledge Agreement. In the event that the transfer of the Pledged Shares by Richardson to PFM shall for any reason be rescinded or determined to be invalid, ineffective, void or voidable, such rescission, invalidity, ineffectiveness, avoidance, or voidability shall not impair the continuing pledge of and security interest in the Pledged Collateral originally granted by Richardson pursuant to the Original Pledge Agreement, as amended and restated hereby, or impair the continuing perfection or priority thereof.

         21. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement.

         22. Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, assignments of life insurance), then the Pledgee shall have the right to proceed against such other property, upon the occurrence of any Event of Default, and the Pledgee have the right, in his sole discretion, to determine which rights, security, liens, security interests or remedies the Pledgee shall at any time pursue, relinquish subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Pledgee's rights or the Pledgor Obligations under this Pledge Agreement or under the Note.

         23. Joint and Several Obligations of Pledgors. The Pledgor and Richardson jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement and the Note, it being the intention of the parties hereto that all the Pledgor Obligations shall be the joint and several obligations of the Pledgor and Richardson without preferences or distinction among them.

         24. Irrevocable Authorization and Instruction to Issuers. Each of PFM and Richardson hereby authorizes and instructs Pierre Foods, its successors and assigns, to comply with any instruction received by it from the Agent or the Pledgee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from PFM or Richardson, and the PFM and Richardson agree that Pierre Foods, its successor and assigns, shall be fully protected in so complying.

         25. Note Modification. All reference in the Note to the Pledge Agreement shall mean this Pledge Agreement, and the Note is modified accordingly.

         26. Acceptance by Agent. By his execution hereof, the Agent accepts his appointment as the Agent hereunder, and undertakes to serve as such in accordance with the terms of this Pledge Agreement, subject to all of the rights, limitations and immunities of the Agent provided for herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed and delivered effective as of the date first above written.



                                           PF MANAGEMENT, INC.
 [CORPORATE SEAL]

Attest:
                                           By: /s/ David R. Clark
                                               ---------------------------------
/s/ Brian D. Davis                             David R. Clark
----------------------------                   President
Brian D. Davis, Secretary

                                           /s/ James C. Richardson, Jr.
                                           -------------------------------(SEAL)
                                           James C. Richardson, Jr.


                                           /s/ Charles F. Connor, Jr.
                                           -------------------------------(SEAL)
                                           Charles F. Connor, Jr.


                                           /s/ T. Stewart Gibson
                                           -------------------------------
                                           T. Stewart Gibson, Agent

                                    EXHIBIT A

                                 PLEDGED SHARES


           Certificate No.                                     No./Shares
           ---------------                                     ----------